Exhibit 4.2

                              Stelmar Shipping Ltd.

                              Amended and Restated
                             2001 Stock Option Plan

1.   Purpose.

          The purpose of the Stelmar Shipping Ltd. 2001 Stock Option Plan (the "Plan") is to provide an incentive through the acquisition of a proprietary interest in the stock of the Company to officers, key employees, including senior sea staff, and directors of Stelmar Shipping Ltd.(the "Company") or any subsidiaries which may be acquired in the future, who materially contribute or are expected to materially contribute to the growth and profitability of the Company's business and to assist the Company in attracting and retaining employees and directors with an ability to make such contributions.

2.   Definitions.

          In addition to the terms elsewhere defined in the Plan, as used in the Plan each of the following terms shall have the meaning indicated for that term in this Section 2:

                    (a) "Administrator" shall mean the Board.

                    (b) "Board" shall mean the Board of Directors of the Company.

                    (c) "Common Stock Offering" shall mean the sale of the Company's Shares in a firmly underwritten public offering.

                    (d) "Disability" shall mean the Optionee's incapacity due to physical or mental illness, as a result of which the Optionee shall have been absent from his or her duties of employment with the Company on a full-time basis for an entire period of four consecutive months, and within thirty days after written notice of termination of employment is given by the Company (which notice may be given within thirty days before or at any time after the end of such four month period) shall not have returned to the performance of such duties on a full-time basis.

                    (e) "Market Price" per Share as of a particular date shall mean (i) the average of the closing sales price per Share on the national securities exchange on which Shares are principally traded, or (ii) if the Shares are not then traded on such an exchange but are traded in an over-the-counter market, the average of the last preceding closing bid and asked prices for a Share in such over-the-counter market, or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Administrator, in good faith in its sole discretion, shall determine. (f) "Option" or "Options" shall mean an award to an Optionee of an option or options to purchase Shares in accordance with the Plan. Options granted by the Administrator pursuant to the Plan shall constitute Nonqualified Stock Options.

                    (g) "Optionee" shall mean with respect to an Option, the person to whom such Option is granted.

                    (h) "Retirement" shall mean a termination of employment after attaining the earlier of (i) the normal retirement age specified in any retirement plan or program of the Company, or (ii) age 65.

                    (i) "Shares" shall mean Common Stock, par value $.02 per share, of the Company.

                    (j) "Subsidiary" shall mean any corporation or other entity of which the Company and/or its Subsidiaries now or hereafter (i) have sufficient voting power (not depending on the happening of a contingency) to elect at least a majority of its board of directors, or (ii) otherwise have the power to direct or cause the direction of its management and policies.

3.   Administration.

          The Plan shall be administered by the Board. The Administrator shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation: the authority to grant Options; to determine the purchase price of the Shares covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which Options shall be granted ("Optionees"); to determine the number of Shares to be covered by each award; to prescribe (and extend) the period of time following the Optionee's termination of employment during which an Option may be exercised; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan; to cancel or suspend Options, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Administrator may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Administrator or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Administrator or such person may have under the Plan. All decisions, determinations, interpretations and other actions of the Administrator shall be final, binding and conclusive on the Optionee or all Optionees effected thereby.


          The Administrator shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Administrator shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Administrator may appoint a chairman and a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.


          No member of the Administrator shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.   Eligibility.

          Awards may be granted to individuals who are officers, key employees, including senior sea staff, and directors of the Company. In determining the individuals to whom Options are to be granted and the number of Shares to be covered thereby, the Administrator shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Administrator may deem relevant in connection with accomplishing the purposes of the Plan. For purposes of the Plan, employment by a Subsidiary of the Company shall be deemed to be employment by the Company, and, unless the context otherwise requires, the term Company shall include the Company and each of its Subsidiaries.

5.   Shares Subject to the Plan.

          The maximum number of Shares with respect to which Options may be granted and which shall be reserved for issuance under the Plan is 382,470 Shares, subject to adjustment as provided in Section 7 hereof. Such Shares may, in whole or in part, be Shares that have been or may hereafter be transferred to or otherwise acquired by the Company. The Shares acquired under the Plan may not be transferred or otherwise disposed until three years following the Closing of the Common Stock Offering.

          If any outstanding Option under the Plan should, for any reason expire, be cancelled or be terminated, without having been exercised in full, the Shares allocable to the unexercised, cancelled or terminated portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grant under the Plan.

6.   Terms and Conditions of Options.

          Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Optionee in such form as the Administrator shall from time to time prescribe (the "Option Agreement"), which Option Agreement shall set forth the terms and conditions of the Option and, in particular:

                    (a) Number of Shares. Each Option Agreement shall state the number of Shares to which the Option relates.

                    (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes a Nonqualified Stock Option.

                    (c) Option Price. Each Option Agreement shall state the Option Price in U.S. Dollars. With respect to any grant of Options, the Option Price will be the average of the Market Price of the Shares, as determined by the Administrator, over the 30 day period following the closing of the Common Stock Offering. The Option Price shall be subject to adjustment as provided in Section 7 hereof. The date on which the Administrator acts to grant an Option shall be considered the day on which such Option is granted, except to the extent the granting action provides otherwise.

                    (d) Method and Time of Payment. Each Option Agreement shall require that the Option Price be paid in full, at the time of exercise of an Option, in cash (by certified or cashier's check), by Shares owned by the Optionee (which are not subject to a pledge or other security interest), in a combination of cash and Shares having a Market Price equal to the balance of the Exercise Price, or in such other manner as the Administrator may prescribe.

                    (e) Term and Exercisability of Options. Except as otherwise provided in this Section 6 or Section 7 hereof or unless the Administrator in the applicable Option Agreement provides for a longer exercise period, each outstanding Option shall become exercisable beginning as of December 31, 2002. Except as specifically provided in Sections 6(f) and 6(g) hereof, each Option shall expire ten (10) years from the date of grant of such Option.

                    (f) Termination of Employment, Except by Reason of Death, Disability or Retirement. Except as provided in this Section 6(f) and in Sections 6(e) and (g) hereof, each Option granted hereunder shall expire, to the extent vested and not theretofore exercised, upon the earlier of the date the Optionee terminates employment with the Company or ceases to be a member of the Board, the Option would otherwise expire, or such longer period as the Administrator may prescribe or the date that the Optionee ceases to be employed by the Company (but for this purpose treating any Subsidiary as part of the Company).

                    (g) Death, Disability or Retirement of Optionee. If an Optionee shall die while employed by the Company or a Subsidiary, or if the Optionee's employment shall terminate by reason of the Optionee's Disability or Retirement, all Options theretofore granted to such Optionee may be exercised pursuant to their terms. In the event that an Option shall be exercised by a legal representative of an Optionee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option.

                    (h) Investment Purpose and Legal Requirements. At the time of the exercise of any Option, the Company may, if it shall deem it necessary or advisable for any reason, require the holder of such Option (i) to represent in writing to the Company that it is the Optionee's then intention to acquire the Shares with respect to which the Option is to be exercised for investment and not with a view to the distribution thereof, or (ii) to postpone the date of exercise until such time as the Company has available for delivery to the Optionee a prospectus meeting the requirements of all applicable securities laws; and no Shares shall be issued or transferred upon the exercise of any Option unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Company. The Company shall have the right to condition any issuance of Shares to any Optionee hereunder on such Optionee's undertaking in writing to comply with such restrictions on the subsequent transfer of such Shares as the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may contain a legend to reflect any such restrictions.

                    (i) Other Provisions. An Option Agreement evidencing an Option or Options may contain such other terms and conditions, not inconsistent with the Plan, as the Administrator may determine.

7.   Effect of Certain Changes.

          (a) If there is any change in the Shares through the declaration of extraordinary dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of Shares, or in the event of a sale of all or substantially all of the assets of the Company (an "Asset Sale"), or the merger or consolidation of the Company with or into another corporation (a "Merger"), or in the event of other similar transactions, the Administrator shall promptly make an appropriate adjustment to the number and class of Shares available for awards under the Plan, to the number of shares covered by outstanding Options after the effective date of such transaction, and, if applicable, to the price thereof; provided, however, that any fractional shares resulting from any such adjustment may be eliminated.

          (b) In the event of the dissolution or liquidation of the Company, in the event in respect of the Company of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off, or in the event of other similar transactions, the Administrator may, but is not required to, provide that:

                    (i) each Optionee of an Option shall have the right to exercise such Option to the extent not then otherwise exercisable; and/or

                    (ii) each Option shall terminate as of a date to be fixed by the Administrator, and that not less than thirty days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of thirty days preceding such termination, to exercise such Option (to the extent exercisable) with respect to any or all of the Shares covered thereby.

          (c) In the event of an Asset Sale or a Merger, any Option then outstanding may be assumed, or an equivalent award may be substituted, by such successor corporation or a parent or subsidiary of such successor corporation. If such successor corporation does not agree to assume the Option or to substitute an equivalent award, the Administrator may, in lieu of such assumption or substitution, provide for the realization of such outstanding award in the manner set forth in subsections 7(b)(i) or 7(b)(ii) above.

          (d) In the event of a change in the Shares of the Company as at present constituted that is limited to a change of all of its authorized Shares into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

          (e) Except as hereinbefore expressly provided in this Section 7, the Optionee of an Option shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or spin-off of assets or stock of another company; and any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. The grant of an option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

8.   Period During Which Options May Be Granted.

          Awards may be granted pursuant to the Plan annually within a period of ten years from date of the Closing of the Common Stock Offering.

9.   Restrictions on Transferability of Awards.

          Options shall not be transferable other than by will or by the laws of descent and distribution, and an Option may be exercised or otherwise realized, during the lifetime of the Optionee thereof, only by the Optionee or by his or her guardian or legal representative.

10.  Beneficiary.

          An Optionee may file with the Administrator a written designation of a beneficiary on such form as may be acceptable to the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary of an Optionee survives the Optionee, the Optionee's estate shall be deemed to be the Optionee's beneficiary.

11.  Agreement by Optionee Regarding Withholding Taxes.

          If the Administrator shall so require, as a condition of exercise of an Option, the Optionee thereof shall agree that no later than the date of exercise, the Optionee will pay to the Company or make arrangements satisfactory to the Administrator regarding payment of any federal, state or local taxes of any kind required by law to be withheld in connection with the exercise of an Option. To the extent permitted by the Administrator, such payment may be made by the Optionee with Shares (whether previously owned by, or issuable upon the exercise of an Option awarded to, such Optionee) having a fair market value equal to the amount of such taxes. Alternatively, the Administrator may provide that an Optionee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of an Option from any payment of any kind due to the Optionee.

12.  Rights as a Shareholder.

          An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any Shares covered by the Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7 hereof.

13.  No Rights to Employment.

          Nothing in the Plan, in any Option or in any Option Agreement shall confer upon any Optionee any right to be employed by, or to continue in the employ of, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such Optionee's employment at any time, with or without Cause.

14.  Amendment and Termination of the Plan.

          The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, except as provided in Section 7 hereof, no suspension, termination, modification or amendment of the Plan may, without the express written consent of the Optionee involved, adversely affect any Option previously granted to the Optionee.

15.  Governing Law.

          The Plan and all determinations made and other actions taken pursuant hereto shall be governed by the laws of New York without giving effect to the conflict of laws principles thereof.

16.  Effective Date and Duration of the Plan.

          This Plan shall be effective as of the closing of the Common Stock Offering, and shall terminate on the later of (i) the tenth anniversary of the date so determined or (ii) the last expiration of Options granted hereunder.



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